Exhibit 99.1

Aoxin Tianli Group, Inc. Unveils Its “Mini O” Smart Home Security System at Intersec 2015 in Dubai

WUHAN CITY, China, January 22, 2015 /PRNewswire/ -- Aoxin Tianli Group, Inc. (NASDAQ:ABAC) ("Aoxin Tianli" or the "Company"), a diversified company with businesses in hog farming, manufacture and marketing of electro-hydraulic servo-valves, and the development of optical fiber hardware and software solutions, today announced that Wuhan OV Orange Technology Co., Ltd. (“OV Orange”), a 95% owned subsidiary of the Company and an emerging leader in delivering next-generation optical fiber hardware and software solutions for the security and protection industry, unveiled its “Mini O” smart home security system at Intersec 2015 which took place January 18-20, 2015 in Dubai, United Arab Emirates.

The Mini O is an innovative smart home security system which includes a free smart phone App and a single, compact device packed with motion sensors, microphones and an HD camera with night vision and a wide-angle lens. With complete control from a mobile device and two-way communication capabilities (e.g., two-way voice communication, screen capture from a controlling mobile device), the Mini O enables real-time monitoring, alerting, and responding to anything out of the ordinary at your home, office, or stores. The Company plans to market the Mini O through third-party distributors as well as online sales on leading e-commerce platforms, such as Alibaba’s Taobao.com. For more information on the Mini O, please visit: http://www.onevo.cn.

Dr. Hai Liu, Chief Executive Officer of OV Orange, commented: “The Intersec gave us a unique opportunity to launch and showcase our innovative Mini O smart home security system at a prominent venue for the security, safety and protection industries. With hundreds of attendees who visited our booth at Intersec showing strong interest in our Mini O and optical fiber products, we believe that our presence at Intersec could potentially pave the way for our entry into international markets, such as the Middle East. We look forward to similar opportunities to promote our products.”

Dr. Liu continued: “The Mini O is our first entry in the emerging home security market in China. With its innovative design and convenient features, the Mini O positions us well for potentially capturing a significant share of the fast growing home security market in China in coming years.”

About Intersec

Established in 1999 by the Messe Frankfurt Gmbh, Intersec is the world’s largest and most comprehensive trading platform and networking event for the security, safety and protection industries. This year’s Intersec, its 17th Edition, featured over 1,200 exhibitors from over 50 countries and over 20,000 visitors across the world.

About Aoxin Tianli Group, Inc.

Aoxin Tianli Group, Inc. (the "Company"), previously known as Tianli Agritech, Inc., is a diversified company with businesses in hog farming and manufacturing and marketing of electro-hydraulic servo-valves and the development of optical fiber hardware and software solutions. Under a New Strategic Development Plan adopted in July 2014, the Company plans to continue to diversify through targeted investments and acquisitions in selected high-growth industries such as equipment manufacturing, optoelectronics, new materials & new energy products, electromechanics and healthcare devices. The Company is headquartered in Wuhan City, Hubei Province.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com